Exhibit 4.2

FLUIDIGM CORPORATION, as

ISSUER

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 4, 2014

TO INDENTURE

DATED AS OF FEBRUARY 4, 2014

Relating To

2.75% Convertible Senior Notes Due 2034

TABLE OF CONTENTS

(continued)

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 4, 2014 (the “First Supplemental Indenture”), to the Indenture (defined below) among Fluidigm Corporation, a Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 4, 2014 (the “Base Indenture”), providing for the issuance from time to time of debentures, notes or other debt instruments of the Company, to be issued in one or more series as therein provided (“Securities”);

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 2.75% Convertible Senior Notes due 2034 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture, as amended and supplemented by this First Supplemental Indenture (the “Indenture”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Capitalized Terms.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02 References.

References in this First Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this First Supplemental Indenture unless otherwise specified.

Section 1.03 Definitions.

For purposes of this First Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Interest” shall have the meaning provided in Section 6.03.

“Additional Shares” has the meaning provided in Section 5.07(a).

“Base Indenture” has the meaning provided in the recitals.

“Beneficial Owner” has the meaning provided in Section 2.03.

“Business Day” means any day other than (x) a Saturday, (y) Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m., New York City time, on such date as reported in composite transactions for the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m., New York City time, on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Conversion Agent” has the meaning provided in Section 2.05.

“Conversion Date” means the date a Holder complies with the relevant procedures for conversion.

“Conversion Notice” means a “Conversion Notice” in the form set forth in the global note attached as Exhibit A hereto.

“Conversion Price” of a Note at any time is equal to $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” shall initially be 17.8750 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article V.

“Depositary” has the meaning provided in Section 2.03.

“Designated Institution” has the meaning provided in Section 5.02.

“Effective Date” has the meaning provided in Section 5.07(a).

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” has the meaning provided in Section 5.05(e).

“Expiration Time” has the meaning provided in Section 5.05(e).

“First Supplemental Indenture” has the meaning provided in the preamble.

A “Fundamental Change” will be deemed to have occurred if any of the following events occurs after the time the Notes are originally issued:

(1) any “person” within the meaning of Section 13(d)(3) under the Exchange Act, other than us or our wholly-owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, combination or binding share exchange of the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, stock, other securities, or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (provided that, for the avoidance of doubt, a pledge of assets pursuant to any agreement governing secured indebtedness shall be deemed not to be a sale, lease, transfer, conveyance or other disposition hereunder); provided that a transaction described in clause (A) or (B) above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation or transferee person or the parent thereof and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company (whether or not otherwise in compliance with the Indenture); or

(4) a Termination of Trading.

For purposes of this definition of “Fundamental Change”, any transaction that constitutes a Fundamental Change pursuant to both clause (1) and clause (2) of this definition shall be deemed a fundamental change solely under clause (2) of this definition.

However, notwithstanding the foregoing, a “Fundamental Change” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (1) and/or (2) of this definition of Fundamental Change, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the Reference Property for the Notes.

“Fundamental Change Notice” has the meaning provided in Section 3.02(c).

“Fundamental Change Repurchase Date” has the meaning provided in Section 3.02(a).

“Fundamental Change Repurchase Notice” has the meaning provided in Section 3.02(b).

“Fundamental Change Repurchase Price” means, with respect to any Notes to be repurchased by the Company under Section 3.02:

(1) 100% of the principal amount of the Notes to be repurchased; plus

(2) accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date shall be after a Regular Record Date and on or prior to the immediately succeeding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest to, but excluding, such Interest Payment Date to the Holder of record as of the Close of Business on such Regular Record Date, and the repurchase price will be equal to 100% of the principal amount of the Notes subject to repurchase.

“Fundamental Change Repurchase Right” has the meaning provided in Section 3.02(a).

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holder Option to Repurchase Notice” has the meaning provided in Section 3.03(c).

“Indebtedness” means, without duplication, any obligations (other than non-recourse obligations) of the Company or any of its Significant Subsidiaries for borrowed money or evidenced by bonds, notes or similar instruments.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Issue Date” means February 4, 2014.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to any exemptions or exclusions from such term, but without giving effect to the proviso in clause (2) of the definition thereof) that becomes effective prior to the February 6, 2021.

“Market Disruption Event” means (1) a failure by the primary U.S. national or regional securities exchange or market on which the Company’s Common Stock is listed or admitted for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Company’s Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movement in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company’s Common Stock or in any options contracts or future contracts relating to the Company’s Common Stock.

“Maturity Date” means February 1, 2034.

“Notes” has the meaning provided in the recitals.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption” has the meaning provided in Section 3.01(b).

“Optional Redemption Date” has the meaning provided in Section 3.01(b).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Provisional Redemption” has the meaning provided in Section 3.01(a).

“Provisional Redemption Date” has the meaning provided in Section 3.01(a).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” has the meaning provided in Section 3.01(b).

“Redemption Notice” has the meaning provided in Section 3.01(c).

“Redemption Price” means, with respect to any Notes to be redeemed by the Company under Section 3.01:

(1) 100% of the principal amount of the Notes being redeemed; plus

(2) accrued and unpaid interest, if any, to, but excluding, such Redemption Date; provided that if such Redemption Date shall be after a Regular Record Date and on or prior to the immediately succeeding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the Close of Business on such Regular Record Date and the redemption price shall be 100% of the principal amount of the Notes to be redeemed.

“Reference Property” has the meaning provided in Section 5.06(c).

“Regular Record Date” has the meaning provided in Section 2.04.

“Relevant Distribution” has the meaning provided in Section 5.05(c).

“Repurchase Date” has the meaning provided in Section 3.03(a).

“Repurchase Notice” means a “Repurchase Notice” in the form set forth in the global note attached as Exhibit A hereto.

“Repurchase Price” means, with respect to any Notes to be repurchased by the Company under Section 3.03:

(1) 100% of the principal amount of the Notes being repurchased; plus

(2) accrued and unpaid interest, if any, to, but excluding, such Repurchase Date; provided that if such Repurchase Date shall be after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the Close of Business on such Regular Record Date and the repurchase price shall be 100% of the principal amount of the Notes to be repurchased.

“Repurchase Right” has the meaning provided in Section 3.03(a).

“Scheduled Trading Day” means any day that is scheduled to be a trading day on the primary U.S. exchange or quotation system on which the Company’s Common Stock is listed or admitted for trading, or if the Company’s Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities” has the meaning provided in the recitals.

“Settlement Amount” means the shares of Common Stock the Company is required to deliver upon conversion of the Notes, including any cash payment made in lieu of fractional shares.

“Significant Subsidiary” has the meaning provided to such term in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended.

“Spin-Off” has the meaning provided in Section 5.05(c)(B).

“Stock Price” has the meaning provided in Section 5.07(b).

“Subsidiary” means any corporation of which at the time of determination by the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Termination of Trading” means the Common Stock (or Reference Property into which the Notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors thereof).

“Trading Day” means a day on which (i) the Nasdaq Global Select Market or, if our Common Stock is not listed on the Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which our Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if our Common Stock is not so listed, any Business Day, (ii) a closing sale price for our Common Stock is available on such securities exchange or market and (iii) there is no Market Disruption Event. If our Common Stock is not so listed or traded, “trading day” shall mean a Business Day.

“Trustee” has the meaning provided in the preamble.

“Valuation Period” has the meaning provided in Section 5.05(c).

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.04 References to Interest.

Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE II.

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount.

The Notes are hereby authorized and are designated the “2.75% Convertible Senior Notes due 2034.” The Notes issued on the Issue Date pursuant to the terms of this Indenture will be in an initial aggregate principal amount of $201,250,000, which amount shall be set forth in a written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.03 of the Base Indenture. In addition, the Company may from time to time, without the consent of the Holders, reopen the Indenture and issue additional Notes under the Indenture with the same terms (other than the date of issuance and, in some cases, the date from which interest will initially accrue) as the Notes issued on the Issue Date in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. The Notes issued on the Issue Date and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

Section 2.02 Maturity.

The principal amount of the Notes will be payable on the Maturity Date.

Section 2.03 Form and Payment.

The Notes will be issued as global notes, in fully registered book-entry form without coupons in minimum denominations of $1,000 and integral multiples of $1,000.

Principal and/or interest, if any, on the global notes representing the Notes will be made to The Depository Trust Company (the “Depositary”).

The global notes representing the Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Notes represented thereby for all purposes under the Indenture. Except as otherwise provided herein, each actual purchaser of each Note represented by a global note (“Beneficial Owner”) will not be entitled to receive physical delivery of certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no global note representing the Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a participant, on the procedures of the participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such global note or the Indenture.

The global notes representing the Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global debt securities and a successor to the Depositary is not appointed within 90 days, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor to the Depositary is not appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that the global notes shall be exchangeable for certificated Notes and notifies the Trustee in writing of such determination or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and any Beneficial Owner requests that its Notes be issued in physical, certificated form. Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the global notes representing the Notes, which names shall be provided by the Depositary’s relevant participants (as identified by the Depositary) to the Trustee. In such event the Company will execute, and subject to Section 2.03 of the Base Indenture, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes. Upon the exchange of the global notes for such Notes in definitive registered form without coupons, in authorized denominations, the global notes shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the global notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.04 Interest.

The Notes shall bear interest at a rate equal to 2.75% per year. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and shall accrue from February 4, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided upon for the Notes, as the case may be. Interest on the Notes shall be payable semi-annually in arrears on February 1 and August 1, commencing August 1, 2014 (each an “Interest Payment Date”), to the persons in whose names the Notes are registered at the Close of Business on January 15 and July 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date (a “Regular Record Date”).

Payments of the Fundamental Change Repurchase Price, Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Section 2.05 Transfer, Exchange and Conversion.

In addition to its obligations under Section 2.04 of the Base Indenture, the Company shall also cause to be kept at one of the offices or agencies maintained pursuant to Section 2.04 of the Base Indenture an office in the United States where Notes may be presented for conversion (the “Conversion Agent”), transfer or exchange.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent for the Notes.

The Company reserves the right to:

(i) vary or terminate the appointment of the Registrar, Paying Agent or Conversion Agent;

(ii) appoint additional Paying Agents or Conversion Agents; or

(iii) approve any change in the office through which any Registrar or any Paying Agent or Conversion Agent acts.

The Company shall not be required to transfer or exchange any Note surrendered for repurchase or conversion except for any portion of that Note not being repurchased or converted, as the case may be.

Section 2.06 Repurchase and Cancellation.

Each of the Registrar, Paying Agent and Conversion Agent (if other than the Trustee) will forward to the Trustee any Notes surrendered to it by Holders for transfer, exchange, payment or conversion. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in the manner provided in the Base Indenture and may not be reissued or resold. No Notes shall be authenticated in exchange for any Notes cancelled, except as provided in the Base Indenture.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its subsidiaries or through private or public tender or exchange offer or through counterparties to private agreements, including cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and such Notes will no longer be considered “outstanding” under the Indenture upon their repurchase.

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.01 Redemption.

(a) Prior to February 6, 2018, the Company may not redeem the Notes. On or after February 6, 2018 and prior to February 6, 2021, the Company may redeem any or all of the Notes (other than Notes for which the Company repurchase right provided under Section 3.02 have been exercised on or before the Close of Business on the Business Day immediately prior to the applicable Redemption Date) (such redemption, a “Provisional Redemption”) on any Business Day (a “Provisional Redemption Date”) in cash at the Redemption Price; provided that the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days ending within 5 Trading Days immediately prior to the date of the Redemption Notice, exceeds 130% of the Conversion Price on each applicable Trading Day.

(b) On or after February 6, 2021, the Company may redeem any or all of the Notes (other than Notes for which the Company repurchase right provided under Section 3.02 have been exercised on or before the Close of Business on the Business Day immediately prior to the applicable Redemption Date) without being subject to the conditions set forth in Section 3.01(a) (such redemption, an “Optional Redemption”) on any Business Day (an “Optional Redemption Date”, and together with a Provisional Redemption Date, each a “Redemption Date”) in cash at the Redemption Price.

(c) Section 3.03 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 3.03 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 3.01(c). The Company shall give notice of redemption not less than 30 nor more than 60 calendar days immediately preceding the Redemption Date to all Holders of Notes on the date of the redemption notice at their addresses shown in the Registrar’s books (such notice, a “Redemption Notice”), with a copy to the Trustee and the Paying Agent.

The Redemption Notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i) that Holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in this Section 3.01;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date (unless the Company defaults in the payment of the Redemption Price);

(v) the Conversion Rate and, in the case of any conversion of the Note in connection with a Provisional Redemption in accordance with Section 3.01, the number of additional shares of Common Stock specified in Section 5.07 to be issuable upon such conversion of the Note;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures a Holder must follow to convert its Notes;

(viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;

(ix) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed; and

(x) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) Section 3.02 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 3.02 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 3.01(d). If the Company does not redeem all of the Notes, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000, from Notes then outstanding and not already redeemed as a result of having previously been called for redemption, in accordance with the procedures of the Depositary. If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of such Holder’s Note, the converted portion shall be deemed to be from the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed. If any Notes are to be redeemed in part only, the Company shall issue new Notes in principal amount equal to the unredeemed principal portion thereof; provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the mailing of a Redemption Notice and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(e) With respect to any Notes that are converted in connection with a Provisional Redemption in accordance with Section 5.07, the Company shall, if applicable, increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Shares in accordance with Section 5.07.

(f) No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

(g) If, by 11:00 a.m., New York City time on the applicable Redemption Date, the Paying Agent holds money sufficient to make payment of the Redemption Price on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Redemption Price and previously accrued but unpaid interest); provided, that, if the Redemption Date is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, then accrued and unpaid interest on such Notes to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Notes at the close of business on such Regular Record Date without any requirement to surrender such Notes to the Paying Agent. The Paying Agent shall return to the Company, as soon as practicable and upon receipt of written instructions, any money not required for that purpose.

(h) If the Redemption Price of any Note shall not be fully and duly paid in accordance with this Section 3.01, the portion of the Redemption Price that is not so paid shall bear interest pursuant to Section 2.04, and such Note shall continue to be convertible pursuant to Article V of this First Supplemental Indenture, until such Redemption Price and accrued interest have been paid.

Section 3.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) Upon the occurrence of a Fundamental Change prior to the Maturity Date, each Holder will have the option to require the Company to repurchase for cash (a “Fundamental Change Repurchase Right”) all or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on the day of the Company’s choosing that is not less than 20 or more than 35 Business Days after the later of the occurrence of such Fundamental Change and the date the Company gives notice of the Fundamental Change (such day, the “Fundamental Change Repurchase Date”) at the Fundamental Change Repurchase Price.

(b) A Holder must deliver written notice (a “Fundamental Change Repurchase Notice”) of its exercise of this Fundamental Change Repurchase Right to the Paying Agent during the period between the delivery of the Fundamental Change Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date in the form set forth in the global note attached as Exhibit A to this Indenture, in each case duly completed and signed, with appropriate signature guarantee, specifying the Notes for which the Fundamental Change Repurchase Right is being exercised. If a Holder wishes to withdraw this election, it must provide a written notice of withdrawal to the Paying Agent at any time until the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. If the Notes are not in certificated form, the notice given by each Holder (and any withdrawal notice) must comply with applicable Depositary procedures.

(c) The Company shall mail to the Trustee and to each Holder a written notice of a Fundamental Change (the “Fundamental Change Notice”) within ten Business Days after the occurrence of such Fundamental Change. This Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change;

(iii) the last date on which a Holder may exercise the Fundamental Change Repurchase Right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the Conversion Rate and, in the case of any conversion of the Note in connection with a Make-Whole Fundamental Change, the number of additional shares of Common Stock specified in Section 5.07 to be issuable upon such conversion of the Note, and the procedures required for exercise of a Holder’s right to convert its Notes, including in the event of a Make-Whole Fundamental Change;

(vii) the procedures required for exercise of the Fundamental Change Repurchase Right, and the procedures required for withdrawal of any such exercise; and

(viii) the name and address of the Paying Agent and Conversion Agent.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise their Fundamental Change Repurchase Right.

(d) The Company shall be required to repurchase Notes that have been validly surrendered for repurchase and not validly withdrawn on the Fundamental Change Repurchase Date. The Holder will receive payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or the delivery of such Holder’s Notes. If the Paying Agent as of 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date holds money sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been submitted and not validly withdrawn, then:

(i) such Notes shall cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent); and

(ii) all other rights of the relevant Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(e) No Notes may be repurchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes held by it during the continuance of such an acceleration.

(f) In connection with any Fundamental Change Repurchase Right, the Company shall, to the extent applicable:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules as applicable;

(ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii) otherwise comply with all applicable federal and state securities laws.

Section 3.03 Repurchase at Option of Holders Upon Specified Dates.

(a) Each Holder will have the option to require the Company to repurchase all or a portion of their Notes for cash (“Repurchase Right”) on February 6, 2021, February 6, 2024, and February 6, 2029 (each a “Repurchase Date” and together, the “Repurchase Dates”) at the Repurchase Price. The Repurchase Price will be payable in cash and the Company will be required to repurchase any outstanding Notes for which a Holder delivers a written Repurchase Notice to the Paying Agent.

(b) A Holder must deliver a written Repurchase Notice of its exercise of this Repurchase Right to the Paying Agent during the period beginning at the Open of Business on the date that is 20 Business Days prior to the Repurchase Date until the Close of Business on the Business Day immediately preceding the Repurchase Date. If a Holder wishes to withdraw this election, it must provide a written notice of withdrawal to the Paying Agent at any time until the Close of Business on the Business Day immediately preceding the Repurchase Date. If the Notes are not in certificated form, the notice given by each Holder (and any withdrawal notice) must comply with applicable Depositary procedures.

(c) The Company shall mail to the Trustee and to each Holder a written notice (the “Holder Option to Repurchase Notice”) on a date not less than 20 Business Days prior to each Repurchase Date. This Holder Option to Repurchase Notice shall state certain specified information, including:

(i) that Holders have a right to require the Company to repurchase the Notes upon satisfaction of the requirements set forth in this Section 3.03;

(ii) the Repurchase Date;

(iii) the Repurchase Price;

(iv) that Notes with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article V of this First Supplemental Indenture only if such Repurchase Notice has been withdrawn in accordance with this Section 3.03 or if there shall be a default in the payment of such Repurchase Price payable as herein provided;

(v) the Conversion Rate;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures a Holder must follow for exercise of the Repurchase Right and the procedures required for withdrawal of any such exercise;

(viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Repurchase Price therefor; and

(ix) the CUSIP number or numbers, as the case may be, of the Notes to be redeemed.

No failure of the Company to give a Holder Option to Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise their Repurchase Right.

(d) The Company shall be required to repurchase Notes that have been validly surrendered for repurchase and not validly withdrawn on the Repurchase Date. The Holder will receive payment of the Repurchase Price on the later of the Repurchase Date and the time of book-entry transfer or the delivery of such Holder’s Notes. If the Paying Agent as of 11:00 a.m., New York City time, on the Repurchase Date holds money sufficient to pay the Repurchase Price of the Notes for which a Repurchase Notice pursuant to this Section 3.03 has been submitted and not validly withdrawn, then:

(i) such Notes shall cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent); and

(ii) all other rights of the relevant Holders of such Notes shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(e) No Notes may be repurchased by the Company at the option of Holders upon their exercise of a Repurchase Right if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes held by it during the continuance of such an acceleration.

(f) In connection with any repurchase by the Company upon a Holder’s exercise of its Repurchase Right, the Company shall, to the extent applicable:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules as applicable;

(ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii) otherwise comply with all applicable federal and state securities laws.

Section 3.04 No Sinking Fund.

No sinking fund is provided for the Notes, and Article XI of the Base Indenture is inapplicable with respect to the Notes.

ARTICLE IV.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Article V of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Article VIII of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Article IV.

The Company shall not consolidate with, or merge with or into, enter into any combination or binding share exchange with, another Person or sell, assign, convey, transfer, lease or otherwise dispose in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any successor Person unless:

(i) the successor Person, if any, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of the Company under the Notes and the Indenture;

(ii) immediately after giving effect to the transaction, no default or Event of Default with respect to the Notes shall have occurred and be continuing; and

(iii) the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Upon any such consolidation, merger, combination, binding share exchange, or sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not the Company) shall succeed to the Company, and may exercise every right and power of the Company, under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture except in the case of any such lease. For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of the assets of one or more of the Company’s Subsidiaries that would, if the Company had held such assets directly, have constituted the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, will be treated as such under this Indenture.

ARTICLE V.

CONVERSION OF NOTES

Section 5.01 Right to Convert.

(a) At any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, a Holder may convert all or any portion of its Notes at the Conversion Rate in effect on the Conversion Date. A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are in an integral multiple of $1,000 principal amount.

(b) Upon conversion of a Note, a Holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such Holder is the Holder on a Regular Record Date and such conversion occurs between such Regular Record Date and the Interest Payment Date to which it relates as described in Section 5.01(c), and the Company will not adjust the Conversion Rate to account for accrued and unpaid interest. Except as described in Section 5.01(c), the Company’s settlement of conversions pursuant to Section 5.03 shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date.

(c) Holders at the Close of Business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the Close of Business on the applicable Regular Record Date. Notes surrendered for conversion by a Holder after the Close of Business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Notes; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Redemption Date in accordance with Section 3.01 that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (3) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date or (4) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes. For the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Maturity Date will receive and retain the full interest payment due on the Maturity Date regardless of whether their Notes are converted following such Regular Record Date.

(d) If the Company calls any or all of the Notes for redemption under Section 3.01, Holders shall have the right to convert all or a portion of their Notes called for redemption at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date, after which time Holders shall no longer have the right to convert their Notes on account of the Company’s delivery of such Redemption Notice, unless the Company defaults in the payment of the Redemption Price. If a Holder elects to convert its Notes in connection with a Provisional Redemption, the Company shall, if applicable, increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Shares in accordance with Section 5.07.

(e) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of the Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax.

Section 5.02 Exchange in Lieu of Conversion.

(a) If at any time when a Holder surrenders Notes for conversion prior to the Maturity Date of the Notes, the Company:

(i) has designated a financial institution, which shall be a direct or indirect Depositary participant (a “Designated Institution”), to accept such Notes in exchange for shares of Common Stock (including cash for any fractional shares) due upon conversion as provided in Section 5.03; and

(ii) notifies the Holder surrendering such Notes for conversion by the second Trading Day after the applicable Conversion Date, that it has directed the Designated Institution to make an exchange in lieu of conversion, then, notwithstanding anything in this Indenture to the contrary, the Company may direct the Conversion Agent to surrender such Notes to the Designated Institution for exchange in lieu of conversion.

(b) If the Designated Institution accepts Notes surrendered for exchange, it shall deliver shares of Common Stock (including cash for any fractional shares) to the Conversion Agent and the Conversion Agent will deliver shares of Common Stock (including cash for any fractional shares) to such Holder on the third Business Day immediately following the Conversion Date. Any Notes so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.

(c) If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 5.03(c), convert such Notes into shares of Common Stock (including cash for any fractional shares) in accordance with the provisions of Section 5.03.

For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 5.02 require such financial institution to accept any Notes for exchange.

Section 5.03 Settlement upon Conversion.

(a) Upon conversion, the Company shall deliver to Holders in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the relevant Conversion Date. No fractional shares will be issued upon conversion. Instead, the Company will pay cash in lieu of any fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(b) Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and with respect to the shares of Common Stock that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares will be registered shall be treated as the holder of record of such shares as of the Close of Business on the Conversion Date.

(c) The Company shall deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant Conversion Date.

Section 5.04 Conversion Procedures.

(a) (1) If a Note is represented by a certificated security, to exercise its right of conversion, a Holder must:

(i) complete and manually sign the Conversion Notice, with the appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice (which shall be irrevocable) to the Conversion Agent;

(ii) surrender the certificated Note to the Conversion Agent;

(iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent;

(iv) pay all transfer or similar taxes if required pursuant to Section 5.01(e); and

(v) pay funds equal to interest payable on the next Interest Payment Date required by Section 5.01(c), if any, or

(2) If a Note is represented by a global security, to exercise its right of conversion, a Holder must comply with Section 5.04(a)(1)(iv) and Section 5.04(a)(1)(v) above and the Depositary’s procedures for converting a beneficial interest in a global security.

(b) If a Holder has submitted its Notes for repurchase upon a Fundamental Change or on a Repurchase Date, such Holder may only convert its Notes if it withdraws its Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, prior to the Fundamental Change Repurchase Date or the applicable Repurchase Date, pursuant to Section 3.02(b) or 3.03(b), as the case may be. If such Holder’s Notes are submitted for repurchase upon a Fundamental Change or on a Repurchase Date, such Holder’s right to withdraw its Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, and convert its Notes that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date or applicable Repurchase Date, as the case may be.

Section 5.05 Conversion Rate Adjustments.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events, provided, that the Company will not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as Holders of our Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount of Notes held by such Holder, divided by $1,000:

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company subdivides or combines Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Any adjustment made under this Section 5.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this Section 5.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling such holders for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any adjustment made under this Section 5.05(b) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. Any increase made under this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 5.05(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock over the applicable 10 consecutive Trading Day period and in determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

(c) (A) If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Company’s capital stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Section 5.05(a) or Section 5.05(b) above; (ii) dividends or distributions paid exclusively in cash covered under Section 5.05(d); and (iii) Spin-Offs), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 5.05(c) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive (without having to convert its notes), in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and type of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution.

(B) With respect to an adjustment pursuant to this Section 5.05(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Closing Sale Price” as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 5.05(c) shall be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. In respect of any conversion during the Valuation Period for any Spin-Off, references within this Section 5.05(c)(B) related to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the relevant Conversion Date.

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – C)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock the Company pays, or distributes, to all or substantially all holders of the Common Stock.

Any increase made under this Section 5.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this Section 5.05(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive (without having to convert its Notes) for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
(OS0 x SP1)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 5.05(e) shall be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 5.05(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) To the extent that the Company has a rights plan in effect upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of indebtedness or other assets or property as described in Section 5.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) To the extent permitted by applicable law and applicable listing rules of the Nasdaq Global Select Market and any other securities exchange on which the Company’s securities are then listed, (i) the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. The Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate.

(h) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. Notwithstanding anything in this Section 5.05 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon any required repurchases of the Notes in connection with a Fundamental Change and (ii) upon any conversion of Notes.

(i) Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices or the Stock Price over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, the Ex-Dividend Date, the Expiration Date or the Effective Date of the event occurs, at any time during the period from which such Closing Sale Prices or Stock Prices are to be calculated.

(j) If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Company will not adjust the Conversion Rate pursuant to the above provisions until the earliest of these triggering events occurs; and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(k) If the Company adjusts the Conversion Rate pursuant to the above provisions, the Company shall deliver to the Conversion Agent a certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based.

Section 5.06 Recapitalizations, Reclassifications and Changes to the Common Stock.

In the event of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes in par value);

(b) a consolidation, merger, combination or binding share exchange involving the Company; or

(c) a sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (provided that, for the avoidance of doubt, a pledge of the Company’s assets pursuant to any agreement governing secured indebtedness shall not be deemed to be a sale, lease, transfer, conveyance or other disposition hereunder);

in each case, in which holders of outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture, providing that, at and after the effective time of such transaction, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (“Reference Property”). The supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 5.05. If the Reference Property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change as described in Section 3.02, as the Board of Directors reasonably considers necessary by reason of the foregoing. If the Notes become convertible into Reference Property, the Company shall notify the Trustee.

For purposes of the foregoing, the type and amount of consideration that holders of the Common Stock are entitled to in the case of recapitalizations, reclassifications, changes of the Common Stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing.

Section 5.07 Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or a Provisional Redemption

(a) If a Holder elects to convert its Notes in connection with (i) a Make-Whole Fundamental Change or (ii) a Provisional Redemption as provided in Section 3.01, then the Conversion Rate of such Notes shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent during the period that begins on (and includes) the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and ends at the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exception provided in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date). A conversion of Notes will be deemed for these purposes to be “in connection with” such Provisional Redemption if a Holder converts its Notes at any time following the date of the Notice of Provisional Redemption up to, and including, the Business Day prior to the Redemption Date for the Provisional Redemption.

(b) The number of Additional Shares, if any, by which the Conversion Rate will be increased for conversions in connection with a (i) Make-Whole Fundamental Change or (ii) Provisional Redemption, will be determined by reference to the table below, based on the Effective Date or the date of the Redemption Notice and (1) the price paid per share of the Common Stock in the case of a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” in the event that the Common Stock is acquired for cash, or, (2) the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Fundamental Change or the date of the Redemption Notice in the case of a Provisional Redemption. The amount determined under the first or second clause of the preceding sentence, as applicable, is referred to as the “Stock Price.”

The Stock Prices set forth in the first row of the table below (i.e., column headers) and the number of Additional Shares in the table below will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 5.05. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and at the same time as the Conversion Rate pursuant to Section 5.05.

The following table sets forth the number of Additional Shares by which the Conversion Rate for each $1,000 principal amount of Notes shall be increased based on the Stock Price and the Effective Date:

	Stock Price
Effective Date	$ 39.96	$ 45.00	$ 50.00	$ 60.00	$ 75.00	$ 90.00	$ 105.00	$ 120.00	$ 135.00	$ 150.00	$ 165.00	$ 180.00
February 4, 2014	7.1499	5.9858	5.1118	3.8985	2.8225	2.1927	1.7886	1.5108	1.3093	1.1568	1.0375	0.9414
February 6, 2015	7.1499	5.6438	4.7580	3.5500	2.5103	1.9212	1.5531	1.3052	1.1279	0.9951	0.8919	0.8093
February 6, 2016	7.1499	5.2947	4.3894	3.1817	2.1804	1.6370	1.3090	1.0938	0.9426	0.8307	0.7445	0.6758
February 6, 2017	7.1499	4.9818	4.0358	2.8082	1.8408	1.3464	1.0622	0.8821	0.7584	0.6683	0.5992	0.5444
February 6, 2018	7.1499	4.7156	3.6942	2.4163	1.4801	1.0432	0.8095	0.6684	0.5743	0.5066	0.4550	0.4141
February 6, 2019	7.1499	4.4793	3.3258	1.9567	1.0676	0.7130	0.5442	0.4488	0.3869	0.3426	0.3088	0.2817
February 6, 2020	7.1499	4.2587	2.8458	1.3148	0.5627	0.3508	0.2680	0.2241	0.1955	0.1745	0.1581	0.1447
February 6, 2021	7.1499	4.2587	2.1250	0.1553	0.0001	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(c) The exact Stock Price and Effective Date may not be set forth in the table in Section 5.07(b), in which case if the Stock Price is:

(i) between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii) in excess of $180.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased; and

(iii) less than $39.96 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased.

(d) Notwithstanding anything herein to the contrary, the Company may not increase the Conversion Rate to more than 25.0250 shares per $1,000 principal amount of Notes, provided that the Company will adjust such number of shares for the same events for which the Company will adjust the Conversion Rate pursuant to Section 5.05.

Section 5.08 Reserved Shares.

The Company shall at all times reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes (assuming, for such purposes, that at the time of computation of such number of shares, all such Notes would be converted by a single Holder). The shares of Common Stock due upon conversion of a global note shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

Section 5.09 Trustee Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes. The Trustee shall not be responsible for making any calculations hereunder nor the Company’s failure to comply with this Article V. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 5.09 as the Trustee.

ARTICLE VI.

EVENTS OF DEFAULT

Section 6.01 Events of Default.

Section 6.01 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.01 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 6.01.

Each of the following shall constitute an “Event of Default” under this Indenture:

(i) the Company fails to pay the principal of any Note when due;

(ii) the Company fails to deliver the Settlement Amount owing upon conversion of any Note when due, and such failure continues for five Business Days;

(iii) the Company fails to pay any interest on any Note when due, and such failure continues for 30 calendar days;

(iv) the Company fails to pay the Redemption Price of any Note when due;

(v) the Company fails to pay the Repurchase Price or Fundamental Change Repurchase Price of any Note when due;

(vi) the Company fails to provide timely notice of a Fundamental Change or a Make-Whole Fundamental Change in accordance with the terms of this Indenture;

(vii) the Company fails to perform any other covenant required of it in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) through (vi) above) and such failure continues for 60 calendar days after notice is given in accordance with this Indenture by the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes;

(viii) (A) the Company’s failure, or the failure of any of the Company’s Significant Subsidiaries to make any payment at maturity (after giving effect to any applicable grace period) of Indebtedness, in a principal amount in excess of $15.0 million and continuance of such failure, or (B) the acceleration of Indebtedness of the Company or any of the Company’s Significant Subsidiaries in an amount in excess of $15.0 million because of a default with respect to such Indebtedness, unless such Indebtedness is discharged or such acceleration has been cured, waived, rescinded or annulled, in either case within a period of 30 days after written notice to us given in accordance with this Indenture by the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes, provided, however, that if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(ix) the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries by a court having jurisdiction in the premises in an involuntary case under Bankruptcy Law, as now or hereafter constituted, or a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

(x) the commencement by the Company or any of its Significant Subsidiaries of a voluntary case under the Bankruptcy Law, as now or hereafter constituted, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of their respective properties, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action.

Section 6.02 Acceleration of Maturity; Rescission and Annulment.

Section 6.02 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.02 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 6.02.

If an Event of Default with respect to the Notes, other than an Event of Default pursuant to Section 6.01(ix) or (x) with respect to the Company, occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion) shall become immediately due and payable. If an Event of Default with respect to the Notes pursuant to Sections 6.01(x) or (xi) occurs with respect to the Company, the principal amount of the Notes and accrued and unpaid interest, if any, shall automatically become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due based on such acceleration has been obtained by the Trustee as provided for in Section 6.03 of the Base Indenture, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Notes, other than the non-payment of the principal and interest, if any, of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.05 of this First Supplemental Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03 Additional Interest.

Notwithstanding anything else in this Indenture to the contrary, if the Company so elects, the sole remedy under the Indenture for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations to the Trustee and the Commission, pursuant to Section 9.01, will, for the first 270 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% of the aggregate principal amount of the Notes for the first 90 days after the occurrence of such an Event of Default and at an annual rate equal to 0.50% of the aggregate principal amount of the Notes from the 91st day to, but not including, the 271st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived) (“Additional Interest”). Any such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. If the Event of Default is continuing on the 271st day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the Notes will be subject to acceleration as provided in Section 6.02 of this First Supplemental Indenture. The provisions of this Indenture described in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Events of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 270 days after the occurrence of an Event of Default relating to the Company’s failure to comply with the reporting obligations set forth in clauses (i) or (ii) of the immediately preceding paragraph, the Company must notify in writing all Holders and the Trustee and Paying Agent of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 6.02 of this First Supplemental Indenture.

Section 6.04 Suits.

Section 6.07 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.07 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 6.04.

No Holder of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Base Indenture or First Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered indemnity to the Trustee satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Base Indenture or the First Supplemental Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Base Indenture or First Supplemental Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

However, the limitations of this Section 6.04 do not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on any Note on or after the applicable due date, the right to convert the Note or to receive the consideration due upon conversion or the right of a Beneficial Owner to exchange its beneficial interest in a global security representing Notes for a physical note if an Event of Default has occurred and is continuing, in each case, in accordance with this Indenture.

Section 6.05 Waivers.

Section 6.13 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 6.13 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 6.05.

The Holders of not less than a majority of the aggregate principal amount of outstanding Notes may waive any default or Event of Default unless:

(i) the Company fails to pay the principal of or any interest on any Note when due;

(ii) the Company fails to deliver the consideration due upon conversion of any Note within the time period required by this Indenture; or

(iii) the Company fails to comply with any of the provisions of this Indenture the modification of which would require the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.06 Notice of Default.

Section 7.05 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 7.05 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 6.06.

Within 90 days after the occurrence and continuation of any default under this Indenture with respect to the Notes that is known to a Responsible Officer of the Trustee, the Trustee shall transmit to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or interest, if any, on any Note, or a default in the delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section 6.06, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

ARTICLE VII.

DISCHARGE

Section 7.01 Discharge.

Section 8.01 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 8.01 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 7.01.

This First Supplemental Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes expressly provided for, rights under Section 2.08 of the Base Indenture, and the right to receive payment pursuant to Section 8.02 of the Base Indenture, and the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture), and the Trustee on Company Request, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this First Supplemental Indenture, when

(1) either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 2.05 of the Base Indenture) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash and/or (in the case of conversion) shares of Common Stock sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date, at any Fundamental Change Repurchase Date, at any Redemption Date, or has satisfied the Company’s conversion obligations upon conversion, as the case may be; provided, however, in the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this First Supplemental Indenture with respect to such Notes shall not be deemed terminated or discharged;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided or relating to the satisfaction and discharge of this First Supplemental Indenture have been complied with.

Notwithstanding anything in this Section 7.01 to the contrary, such satisfaction and discharge shall not be effective earlier than (A) the Close of Business on the Business Day immediately preceding the Maturity Date, in the case of the Maturity Date, (B) the Close of Business on the Business Day immediately preceding the Redemption Date, in the case of the Redemption Date in respect of which all of the outstanding Notes have been redeemed, (C) the Close of Business on the Business Day immediately preceding the Repurchase Date, in the case of a Repurchase Date on which the holders of all of the outstanding Notes have exercised their right to require us to repurchase all of their Notes, and (D) the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, in the case of the Fundamental Change Repurchase Date in respect of which the Holders of all outstanding Notes have exercised their right to require the Company to repurchase all of their Notes or convert all of their Notes.

Section 7.02 No Defeasance.

Sections 8.03 and 8.04 of the Base Indenture shall not apply to the Notes.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Section 9.01 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 9.01 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 8.01.

Without notice to, or the consent of, any Holder, the Company, when authorized by a Board Resolution or Officers’ Certificate and the Trustee, at any time and from time to time, may amend or supplement this Indenture by entering into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) cure any ambiguity, omission, defect or inconsistency that does not materially adversely affect Holders of the Notes;

(ii) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture and the Notes in accordance with Article IV of this First Supplemental Indenture;

(iii) to comply with the requirements of Section 5.06;

(iv) add guarantees with respect to the Notes;

(v) secure the Company’s obligation under the Notes;

(vi) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(vii) make any change that does not adversely affect the rights of any Holder;

(viii) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(ix) increase the Conversion Rate;

(x) evidence and provide the acceptance of the appointment of a successor trustee under the Indenture; or

(xi) conform the provisions of this Indenture to the “Description of Notes” section in the preliminary prospectus supplement dated January 29, 2014 relating to the offering of the Notes, as supplemented by the related pricing term sheet dated January 29, 2014.

Section 8.02 Supplemental Indenture with Consent of Holder.

Section 9.02 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 9.02 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 8.02.

With the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes affected by such supplemental indenture, by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution or Officers’ Certificate, and the Trustee may amend or supplement this Indenture by entering into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture or waiving compliance in any instance with any provision of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(i) change the stated maturity of the principal of or any interest on the Notes;

(ii) reduce the principal amount of (including the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price) or interest on the Notes;

(iii) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(iv) change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;

(v) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes or the consideration due upon conversion of the Notes;

(vi) modify the provisions with respect to the Fundamental Change Repurchase Right of the Holders pursuant to Section 3.02 of this First Supplemental Indenture or the Repurchase Rights of the Holders pursuant to Section 3.03 of this First Supplemental Indenture in a manner adverse to Holders of Notes;

(vii) modify in any manner adverse to the Holders the time at which or circumstances under which the Notes may or shall be redeemed;

(viii) change the ranking of the Notes;

(ix) adversely affect the right of Holders to convert Notes, or reduce the Conversion Rate; or

(x) modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

It shall not be necessary for the consent of the Holders to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE IX.

ADDITIONAL COVENANTS

Except as otherwise set forth in this Article IX, Holders shall have the benefit of the following covenants, in addition to the covenants of the Company set forth in Article IV of the Base Indenture:

Section 9.01 Reports.

Section 4.02 of the Base Indenture shall not apply to, and have no force and effect with respect to, the Notes and any reference to Section 4.02 of the Base Indenture with respect to the Notes shall be superseded by and references thereto shall be deemed to refer to this Section 9.01.

So long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Documents filed by the Company with the Commission via the EDGAR system will be deemed to have been furnished to the Trustee and the Holders as of the time such documents are filed via EDGAR.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Form of Notes.

The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this First Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 10.02 Additional Rights of Trustee.

This Section 10.02 supplements the Base Indenture to provide that, with respect to the Notes:

(i) the Trustee shall not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense; and

(ii) the Trustee may refuse to follow any direction of Holders that is permitted by the Indenture if such direction conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder.

Section 10.03 Ratification of Base Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 10.04 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

Section 10.05 Conflict with Indenture.

To the extent not expressly amended or modified by this First Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with, or amends or supplements, any provision of the Base Indenture, the provision of this First Supplemental Indenture shall control.

Section 10.06 Governing Law.

THIS INDENTURE AND THE NOTES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Indenture, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 10.07 Successors.

All agreements of the Company in the Base Indenture, this First Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this First Supplemental Indenture shall bind its successors.

Section 10.08 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.09 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.11 Calculations in Respect of the Notes.

The Company and its agents shall be responsible for making the calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued interest (including any Additional Interest) payable on the Notes. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder.

Section 10.12 Notices.

Except as otherwise provided in this Indenture, notice to registered Holders shall be given to the addresses as they appear in the register maintained by the Registrar. Notices shall be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf (and the Company will make any notice it is required to give to Holders available on its website).

Section 10.13 No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or shareholder of the Company or any Subsidiary of the Company will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog
Name: Vikram Jog
Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO THE DEPOSITARY OR BY ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FLUIDIGM CORPORATION

2.75% Convertible Senior Notes due 2034

CUSIP 34385P AA6

ISIN US34385PAA66

No.	$[ ]

Fluidigm Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $             Dollars, or such principal amount as shall be reflected in the books and records of the Trustee and the Depositary, on February 1, 2034, at the office or agency of the Company referred to below, and to pay interest thereon, accruing from February 4, 2014, on August 1, 2014 and semi-annually thereafter on February 1 and August 1 of each year, at the rate of 2.75% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the Close of Business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest

1

Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the Close of Business on a special record date (as determined in accordance with Section 2.13 of the Base Indenture) for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, and interest on, this Note and any Fundamental Change Repurchase Price, Redemption Price or Repurchase Price will be made at the office appointed by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of principal and interest and any Fundamental Change Repurchase Price, Redemption Price or Repurchase Price may be made (i) at the office of the Trustee or, at the Company’s option, by check mailed to the address of the Person entitled thereto as such address shall appear in the register maintained by the Registrar or (ii) if requested by a Holder of more than $2,000,000 principal amount of Notes, by wire transfer to an account maintained by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 20	FLUIDIGM CORPORATION

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

Dated: , 20	By:
Authorized Officer

[Certificate of Authentication of Global Note]

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 4, 2014 (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee, herein called the “Trustee” (which term includes any successor trustee under the Indenture (as defined below)), to which Indenture (as defined below) and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include the covenants and terms established by the First Supplemental Indenture, dated as of February 4, 2014, among the Company and the Trustee (the “First Supplemental Indenture”, and as such First Supplemental Indenture amends and supplements the Base Indenture, the “Indenture”), pursuant to the authority granted under the Indenture (such terms and covenants shall be referred to herein collectively with the terms and covenants set out in the Indenture that are applicable to the Notes as the “Indenture Terms”). Defined terms used herein that are not otherwise defined shall have the meanings given such terms in the Indenture Terms. This Note is one of the series designated on the face hereof, which series has an initial aggregate principal amount of $201,250,000. The Company may subsequently issue additional notes as part of this series of Notes under the Indenture; provided that if such additional notes are not fungible with the Notes initially issued under the Indenture for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. In the event of any conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.

1. Paying Agent and Registrar

The Company initially appoints the Trustee as Paying Agent and Registrar. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar and a Paying Agent in each place so specified pursuant to Base Indenture Section 2.02.

U.S. Bank National Association, the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

2. Indenture

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080, Attention: Chief Financial Officer.

3. Redemption

The Notes are redeemable at certain times at the option of the Company in accordance with the Indenture prior to maturity. No sinking fund is provided for the Notes and the Notes will not be subject to defeasance.

Subject to the Indenture Terms, the Notes called for Provisional Redemption or Optional Redemption become due on the relevant Redemption Date. The Company shall give the Redemption Notice not less than 30 nor more than 60 calendar days immediately preceding the Redemption Date to each Holder to be redeemed at its registered address. The Redemption Notice for the Notes shall state the amount to be redeemed. On and after the Redemption Date, interest shall cease to accrue on any Notes that are redeemed. If less than all of the Notes are redeemed at any time, the Trustee shall select Notes to be redeemed in accordance with the procedures of the Depositary and the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series in principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, subject to Section 3.01(d) of the First Supplemental Indenture.

4. Repurchase at Option of Holders Upon a Fundamental Change

Subject to the Indenture Terms, in the event of a Fundamental Change, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Notes including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

5. Repurchase at Option of Holders Upon Specified Dates

Subject to the Indenture Terms, on each specified Repurchase Date, each Holder of the Notes shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Notes including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Repurchase Date at a price payable in cash equal to the Repurchase Price.

6. Conversion

The Notes shall be convertible into shares of Common Stock in accordance with Article V of the First Supplemental Indenture. To convert a Note, a Holder must satisfy the requirements of Section 5.04 of the First Supplemental Indenture. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Note, the Holder thereof shall be entitled to receive shares of Common Stock payable upon conversion in accordance with Article V of the First Supplemental Indenture, at the Conversion Rate specified in the First Supplemental Indenture, as adjusted from time to time as provided in the First Supplemental Indenture.

7. Events of Default

The following constitute Events of Default: the Company fails to pay the principal of any Note when due; the Company fails to deliver the Settlement Amount owing upon conversion of any Note when due, and such failure continues for five Business Days; the Company fails to pay any interest on any Note when due, and such failure continues for 30 calendar days; the Company fails to pay the Redemption Price of any Note when due; the Company fails to pay the Repurchase Price or Fundamental Change Repurchase Price of any Note when due; the Company fails to provide timely notice of a Fundamental Change or a Make-Whole Fundamental Change in accordance with the Indenture; the Company fails to perform any other covenant required of it in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in the preceding clauses of this sentence) and such failure continues for 60 calendar days after notice is given in accordance with the Indenture by the Trustee or Holders of not less than 25% in aggregate principal amounts of the outstanding Notes; (a) the Company’s failure, or the failure of any of the Company’s Significant Subsidiaries to make any payment at maturity (after giving effect to any applicable grace period) of Indebtedness, in a principal amount in excess of $15.0 million and continuance of such failure, or (b) the acceleration of Indebtedness of the Company or any of the Company’s Significant Subsidiaries in an amount in excess of $15.0 million because of a default with respect to such Indebtedness, unless such Indebtedness is discharged or such acceleration has been cured, waived, rescinded or annulled, in either case within a period of 30 days after written notice to us given in accordance with the Indenture by the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes, provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of the Company’s Significant Subsidiaries as provided in the Indenture. If any Event of Default occurs and is continuing (other than an Event of Default that is a result of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture), the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of all of the Notes to be due and payable immediately. If an event of default occurs that is a result of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of the Notes and accrued and unpaid interest, if any, will automatically become due and payable in accordance with the Indenture.

8. Amendments and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. Without the consent of or notice to any Holder, the Indenture or the Notes may be amended or supplemented under the conditions specified in the Indenture, including to cure any ambiguity, omission, defect or inconsistency that does not materially adversely affect the Holders or to make any change that does not adversely affect the rights of any Holder. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders shall be conclusive and binding upon such Holder and upon all future Holders and of any Note issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9. Company’s Payment Obligation

No reference herein to the Indenture Terms and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and any interest on this Note at the times, places and rates, and in the coin or currency herein prescribed, and to perform the conversion obligations of the Company herein prescribed.

10. Denominations, Transfer, Exchange

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000.00 and integral multiples of $1,000.00 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of this same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to the Indenture Terms). Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the opening of business fifteen days immediately preceding the delivery of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such delivery, or (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

11. No Personal Liability of Directors, Officers, Employees and Shareholders

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary of the Company shall not have any liability for any obligations of the Company under the Notes, the Indenture Terms or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

12. Persons Deemed Owners

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

FORM OF CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed

by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.02 of the First Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on this Note)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF REPURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note repurchased by the Company pursuant to Section 3.03 of the First Supplemental Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Indenture, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on this Note)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)